AMENDMENT #4 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                      SCHEDULE A

The following Separate Accounts and Associated Contracts of Allmerica Financial Life Insurance and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account             Name of Separate Account
------------------------------------             ------------------------
Allmerica ExecAnuity Plus 91                     Separate Account VA-K
Allmerica ExecAnuity Plus 93                     Separate Account VA-K
Allmerica Advantage                              Separate Account VA-K
Allmerica Ultimate Advantage                     Separate Account VA-K
Allmerica Immediate Advantage ("IVA")            Separate Account VA-K
Allmerica Accumulator                            Separate Account VA-K
DirectedAdvisorySolutions ("Fund Quest")         Separate Account VA-K
Allmerica Value Generation ("Annuity Scout")     Separate Account VA-K
Select Reward                                    Allmerica Select Separate Account
Select Resource                                  Allmerica Select Separate Account
Select Charter                                   Allmerica Select Separate Account
Select Secondary Markets                         Allmerica Select Separate Account
VEL 93                                           VEL II Account
Variable Inheiritage                             Inheiritage Separate Account
Select Inheiritage                               Inheiritage Separate Account
VEL III                                          VEL III Account
Select III                                       Allmerica Select Separate Account III
Select Life II                                   Allmerica Select Separate Account II
Allmerica Select Life Plus                       Separate Account IMO
Allmerica VUL 2001                               Separate Account IMO
VEL Plus                                         Separate Account VEL
VUL 2001 Survivorship                            Separate Account IMO
Scudder Gateway Elite                            Separate Account KG
Scudder Gateway Advisor ("C-Shares")             Separate Account KG
Scudder Gateway Plus ("Bonus")                   Separate Account KG
Scudder Gateway Advisor 2 ("no-load")            Separate Account KG
Scudder Gateway Incentive ("Secondary")          Separate Account KG
Scudder Gateway Custom                           Separate Account KGC

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALLMERICA CONTRACTS

INVESCO VIF - Dynamics Fund
INVESCO VIF - Equity Income Fund
INVESCO VIF - Health Sciences Fund

SCUDDER GATEWAY CONTRACTS

INVESCO VIF - Utilities Fund

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.


                                          ALLMERICA FINANCIAL LIFE INSURANCE
                                          AND ANNUITY COMPANY

                                          By:  /s/Richard M. Reilly
                                               ----------------------------
                                               Richard M. Reilly, President


                                          INVESCO VARIABLE INVESTMENT FUNDS,
                                          INC.


                                          By:  /s/Ronald L. Grooms
                                               ---------------------------
                                               Ronald L. Grooms, Treasurer


                                          INVESCO FUNDS GROUP, INC.

                                          By:  /s/Ronald L. Grooms
                                               ---------------------------
                                               Ronald L. Grooms, Senior Vice
                                               President


                                          INVESCO DISTRIBUTORS, INC.

                                          By:  /s/Ronald L. Grooms
                                               ---------------------------
                                               Ronald L. Grooms, Senior Vice
                                               President